Exhibit 23

Consent of Independent Auditors

The Board of Directors

Preferred Voice, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3 File No. 333-99879 and Form S-8 No. 333-56728 and 333-82150) pertaining to Preferred Voice, Inc. of our report, dated May 25, 2004, with respect to the consolidated financial statements of Preferred Voice, Inc. included in this Annual Report (Form 10-KSB) for the year ended March 31, 2004.

Philip Vogel & Co. PC

/s/ Philip Vogel & Co. PC

Dallas, Texas

July 8, 2004